Exhibit 10.1

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of September 23, 2013 (this “Amendment”), between PARLEX 1 FINANCE, LLC (“Seller”), and BANK OF AMERICA, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of May 21, 2013 (as amended by this Amendment, the Parlex 3 Joinder (as defined below) and as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Amendment, Buyer, Seller and Parlex 3 Finance, LLC, a Delaware limited liability (“Parlex 3”) will enter into that certain Joinder Agreement dated September 9, 2013 (the “Parlex 3 Joinder”) in the form of Annex A to this Amendment, pursuant to which Parlex 3 will be admitted to the Repurchase Agreement as a Seller; and

WHEREAS, Seller and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each hereby agree as follows:

SECTION 1. Amendment to Repurchase Agreement.

(a) The definition “Facility Amount” in Section 2 of the Repurchase Agreement is hereby amended by deleting “$250,000,000” and replacing such text with “$500,000,000”.

(b) The following definition of “Joinder Agreement” is hereby added to Section 2 of the Repurchase Agreement:

““Joinder Agreement” shall have the meaning set forth in the definition of Seller.”

(c) The definition of “Seller” in Section 2 of the Repurchase Agreement is hereby amended by replacing such definition in its entirety with the following:

““Seller” shall refer, collectively, to the applicable entity identified as the “Seller” in the introductory paragraph of this Agreement along with each such other Seller as may be approved by Buyer in its sole discretion from time to time and admitted to this Agreement by a joinder agreement executed and delivered by Buyer, Seller and such approved other Seller in the form of Exhibit VIII to this Agreement (a “Joinder Agreement”).”

(d) A new Section 27 is hereby added to the Repurchase Agreement, reading in its entirety as follows:

“SECTION 27

JOINT AND SEVERAL OBLIGATIONS

(a) Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirement of Law for all Repurchase Obligations, (ii) the liability of each Seller with respect to the Repurchase Obligations (A) shall be absolute and unconditional to the extent set forth in this Agreement and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations except for and to the extent that any waiver, compromise, settlement, release, termination or amendment that, by its terms, expressly discharges, affects, modifies or impairs the obligations of any Seller, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 27, result in the release or discharge of any or all of Sellers from the performance or observance of any Repurchase Obligation other than any such release or discharge expressly set forth in a written instrument between Buyer and the applicable Seller, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Loans, in order to enforce the Transaction Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Transaction Documents, (iv) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers, and (v) on disposition by Buyer of any property encumbered by any Purchased Loans, each Seller shall be and shall remain jointly and severally liable for any deficiency to the extent set forth in this Agreement.

(b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, (i) the obligations of each Seller with respect to joint and several liability hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Seller’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the Bankruptcy Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Seller, contingent or otherwise, that are relevant under the Fraudulent Transfer laws and (ii) Buyer and each Seller acknowledges and agrees that the obligation of Sellers hereunder is a joint and several obligation of each Seller and all Sellers.

(c) Buyer hereby acknowledges and agrees that the provisions of this Section 27 and the obligation of each Seller to be jointly and severally liable for the Repurchase Obligations do not and shall not violate any of the provisions of Section 9 of this Agreement or otherwise cause any Seller to no longer be a Special Purpose Entity.”

(e) A new Exhibit VIII shall be added to the Repurchase Agreement in the form attached as Annex A to this Amendment.

SECTION 2. Effectiveness. This Amendment and its provisions shall become effective when this Amendment is executed and delivered by a duly authorized officer of each of Seller and Buyer (the “Amendment Effective Date”).

SECTION 3. Compliance with Transaction Documents. Seller hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) Seller is in compliance with all of the terms and provisions set forth in each Transaction Document to which it is a party on its part to be observed or performed.

SECTION 4. Acknowledgement. Seller hereby acknowledges that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

SECTION 5. Limited Effect; Additional Meanings for Defined Terms. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (a) each reference therein and herein to “Blocked Account” shall be deemed to include any Blocked Account established pursuant to the Repurchase Agreement by a new Seller that has been admitted to the Repurchase Agreement pursuant to a Joinder Agreement, (b) each reference therein and herein to “Blocked Account Agreement” and “Servicing Agreement” shall be deemed to include any Blocked Account Agreement and Servicing Agreement entered into in accordance with the Repurchase Agreement by a new Seller that has been admitted to the

Repurchase Agreement pursuant to a Joinder Agreement, (c) each reference therein and herein to the “Transaction Documents” shall be deemed to include, in any event, this Amendment and any Joinder Agreement entered into contemporaneously with or following the Amendment Effective Date (including, without limitation, the Parlex 3 Joinder), (d) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended by this Amendment and any Joinder Agreement entered into contemporaneously with or following the Amendment Effective Date (including, without limitation, the Parlex 3 Joinder), and (e) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement as amended by this Amendment and any Joinder Agreement entered into contemporaneously with or following the Amendment Effective Date (including, without limitation, the Parlex 3 Joinder).

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7. Expenses. Seller agrees to pay and reimburse Buyer for all actual out-of-pocket costs and expenses reasonably incurred by Buyer in connection with the preparation, execution and delivery of this Amendment in accordance with Section 20(b) of the Repurchase Agreement.

SECTION 8. GOVERNING LAW.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Remainder of page intentionally left blank; Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

BANK OF AMERICA, N.A.,
a national banking association

By:	/s/ Leland F. Bunch
Name:	Leland F. Bunch
Title:	Director

SELLER:

PARLEX 1 FINANCE, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Principal, Head of Capital Markets

ANNEX A TO AMENDMENT No. 1 TO MASTER REPURCHASE AGREEMENT

EXHIBIT VIII

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [            ], [        ] by Parlex 1 Finance, LLC, [ADD OTHER PREVIOUSLY ADDED SELLERS], [each] a Delaware limited liability company (collectively, the “Existing Sellers”), [            ], a [Delaware limited liability company] (the “Joining Seller”) and Bank of America, N.A. (“Buyer”).

BACKGROUND

A. Existing Seller[s] and Buyer, entered into that certain Master Repurchase Agreement, dated as of May 21, 2013, as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of September 23, 2013 (as further amended, modified and/or restated from time to time, the “Repurchase Agreement”), pursuant to which Existing Seller[s] agreed to sell to Buyer certain Eligible Loans upon the terms and subject to the conditions set forth therein (each such transaction, a “Transaction”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce Buyer to enter into a Transaction with Joining Seller[s], and in consideration of the substantial benefit [each] Joining Seller will derive from Buyer entering into such Transaction, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, [each] Joining Seller hereby agrees as follows:

1. In consideration of [each] Joining Seller becoming a Seller entitled to enter into a Transaction with Buyer under and subject to the terms and conditions of the Repurchase Agreement, [each] Joining Seller hereby agrees that, effective as of the date hereof, [such] Joining Seller is, and shall be deemed to be, a “Seller” under the Repurchase Agreement and each of the other Transaction Documents to which the Seller is a party, and agrees that from the date hereof and so long as the Repurchase Obligations remain outstanding, [such] Joining Seller hereby assumes the obligations of a “Seller” under, and [such] Joining Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Seller. Without limiting the generality of the foregoing, [each] Joining Seller hereby represents and warrants that (i) each of the representations and warranties set forth in Section 10 of the Repurchase Agreement are true and correct as to [such] Joining Seller on and as of the date hereof and (ii) [such] Joining Seller has heretofore received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.

2. Without limiting the foregoing, [each] Joining Seller agrees that it is and shall be obligated to pay the Repurchase Price applicable to its Purchased Loan on the Repurchase Date therefor and perform and pay all of the other Repurchase Obligations applicable to such Joining Seller and such Purchased Loan as if it were an original party to the Repurchase Agreement and agrees to execute and deliver such documents, agreements and other instruments as Buyer may reasonably request in connection with confirming such Joining Seller’s obligations hereunder and under the Repurchase Agreement and the other Transaction Documents.

3. In furtherance of the foregoing, [each] Joining Seller shall execute and deliver or cause to be executed and delivered, at any time and from time to time, such further instruments and documents, and shall do or cause to be done such further acts, as may be reasonably necessary or proper in the reasonable opinion of Buyer to carry out more effectively the provisions and purposes of this Joinder Agreement and the Repurchase Agreement.

4. The Existing Seller[s] and [each] Joining Seller acknowledge and agree that, except as modified by this Joinder Agreement, the Repurchase Agreement and each of the other Transaction Documents remains unmodified and in full force and effect and all of the terms, covenants and conditions thereof are hereby ratified and confirmed in all respects.

5. Notwithstanding any provision, covenant, agreement or requirement to the contrary contained in this Joinder Agreement, the Repurchase Agreement or any other Transaction Document, the Sellers shall make commercially reasonable efforts to amend, restate, or otherwise modify the Fee Letter and the Custodial Agreement in order to join the Joining Seller[s] thereto, and for the Joining Seller to enter into a new (a) servicing agreement with Servicer in substantially the same form as the Servicing Agreement and (b) blocked account agreement with Servicer and Depository Bank in substantially the same form as the Blocked Account Agreement establishing a Blocked Account with Depository Bank in the manner required pursuant to Section 5(a) of the Repurchase Agreement.

6. Notwithstanding any provision, covenant, agreement or requirement to the contrary contained in this Joinder Agreement, the Repurchase Agreement or any other Transaction Document, Joining Seller[s] shall, within thirty (30) days following date hereof, amend [its]/[their] organizational documents to comply with Section 9 of the Repurchase Agreement.

7. Notice information for [each] Joining Seller for purposes of Section 16 of the Repurchase Agreement and each other applicable Transaction Document shall be as specified in the signature pages hereto for [each such] Joinder Seller, or at such other address and person as shall be designated from time to time in a written notice to the other parties hereto in the manner provided for in Section 16 of the Repurchase Agreement.

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7. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, each Joining Seller, Exiting Seller and Buyer has duly executed and delivered this Joinder Agreement as of the date and year first above written.

JOINING SELLER[S]:

[ ]

By:
Name:
Title:

Address for notices:

[ ]

EXISTING SELLER[S]:

PARLEX 1 FINANCE, LLC

[ ]

By:
Name:
Title:

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BUYER:

BANK OF AMERICA, N.A.

By:
Name:
Title: